Exhibit 99.1

                                                              EXECUTION COPY



                            STOCK PURCHASE AGREEMENT

                                  by and among

                                THE SHAREHOLDERS
                           LISTED ON EXHIBIT A HERETO

                                       and

                                  LOIS/USA INC.

                            Dated: December 17, 1997

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                       PAGE


ARTICLE I.  DEFINITIONS....................................................1
     1.1.   Defined Terms..................................................1
     1.2.   Additional Defined Terms.......................................4


ARTICLE II.  PURCHASE AND SALE OF STOCK....................................6
     2.1.   Sale of Stock..................................................6
     2.2.   Purchase Price.................................................6
     2.3.   Additional Consideration.......................................6
     2.4.   Closing Costs; Transfer Taxes..................................6
     2.5.   Tangible Net Worth Adjustment..................................7
     2.6.   Adjustment of Additional Purchase Price........................7


ARTICLE III.  CLOSING......................................................8
     3.1.   Closing........................................................8
     3.2.   Employment Agreement...........................................8
     3.3.   Registration Rights Agreement..................................8
     3.4.   Management Services Agreement..................................8
     3.5.   Noncompetition/Nonsolicitation Agreements......................8
     3.6.   Other Deliveries at Closing....................................8
     3.7.   Closing Balance Sheet..........................................9


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLERS....................10
     4.1.   Title to Company Stock........................................10
     4.2.   Authorization of Transaction..................................10
     4.3.   Conflict or Violation.........................................10
     4.4.   Investment Intent.............................................10
     4.5.   No Registration under Federal or State Securities Laws........10
     4.6.   Restrictive Legend and Stop Transfer Order....................11
     4.7.   Investment Experience.........................................11
     4.8.   Access to Information.........................................11
     4.9.   Investment Risks..............................................12
     4.10.  Commissions and Advertising...................................12
     4.11.  Noncontravention..............................................12
     4.12.  Litigation....................................................12
     4.13.  Disclosure....................................................12


ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................12
     5.1.   Organization of the Company...................................12
     5.2.   Certificates of Incorporation, By-Laws, etc...................13
     5.3.   Absence of Certain Changes or Events..........................13
     5.4.   Capital Stock.................................................15
     5.5.   Title to and Condition of Assets..............................16
     5.6.   Condition of Tangible Assets..................................16
     5.7.   Contracts and Commitments.....................................16
     5.8.   No Conflict or Violation......................................17
     5.9.   Restrictive Documents.........................................18
     5.10.  Consents and Approvals........................................18
     5.11.  Financial Statements..........................................18
     5.12.  Litigation....................................................18
     5.13.  Labor Matters.................................................19
     5.14.  Liabilities...................................................19
     5.15.  Compliance with Law...........................................19
     5.16.  No Brokers....................................................20
     5.17.  Proprietary Rights............................................20
     5.18.  Employee Benefit Plans........................................21
     5.19.  Transactions with Certain Persons.............................24
     5.20.  Tax Matters...................................................25
     5.21.  Severance Arrangements........................................26
     5.22.  Insurance.....................................................26
     5.23.  Purchase Commitments and Outstanding Bids.....................27
     5.24.  Media Buying Contracts........................................27
     5.25.  Payments......................................................27
     5.26.  Customers.....................................................27
     5.27.  Compliance With Legislation Regulating Environmental Quality..28
     5.28.  Vacation Time, Bonuses, Etc...................................28
     5.29.  Compensation..................................................28
     5.30.  Material Misstatements Or Omissions...........................29
     5.31.  No Material Adverse Effect....................................29
     5.32.  Books and Records.............................................29
     5.33.  Bank Accounts; Powers of Attorney.............................29
     5.34.  Accounts Receivable...........................................29


ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF BUYER......................30
     6.1.   Organization of Buyer.........................................30
     6.2.   Authorization of Transaction..................................30
     6.3.   No Conflict or Violation......................................30
     6.4.   Consents and Approvals........................................30
     6.5.   Issuance of Shares............................................30
     6.6.   No Brokers....................................................31
     6.7.   Full Disclosure...............................................31
     6.8.   Investment Representations....................................31
     6.9.   Financial Statements..........................................31
     6.10.  Litigation....................................................32
     6.11.  Disclosure....................................................32


ARTICLE VII.  COVENANTS OF SELLER AND BUYER...............................32
     7.1.   Maintenance of Business Prior to Closing......................32
     7.2.   Investigation by Buyer; Audits................................32
     7.3.   Consents and Best Efforts.....................................32
     7.4.   Tax Matters...................................................33
     7.5.   Certain Prohibited Transactions...............................33
     7.6.   Notification of Certain Matters...............................34
     7.7.   No Mergers, Consolidations, Sale of Stock, Etc................34
     7.8.   Financial Certifications......................................34
     7.9.   Tangible Net Worth............................................34
     7.10.  Operation of the Company as a Separate Entity.................35
     7.11.  Buyer's Disclosure; Standstill................................35
     7.12.  Distributions.................................................35
     7.13.  Notification of Failure of a Condition........................35
     7.14.  Listing of Information........................................35


ARTICLE VIII.  CONDITIONS TO SELLERS' OBLIGATIONS.........................36
     8.1.   Representations, Warranties and Covenants.....................36
     8.2.   Consents......................................................36
     8.3.   No Governmental Proceedings or Litigation.....................36
     8.4.   Opinion of Counsel............................................36
     8.5.   Corporate Documents...........................................37
     8.6.   Registration Rights Agreement.................................37
     8.7.   Employment Agreements.........................................37
     8.8.   Certificates..................................................37


ARTICLE IX.  CONDITIONS TO BUYER'S OBLIGATIONS............................37
     9.1.   Representations, Warranties and Covenants.....................37
     9.2.   Tangible Net Worth............................................38
     9.3.   Consents......................................................38
     9.4.   No Governmental Proceedings or Litigation.....................38
     9.5.   Employment Agreements.........................................38
     9.6.   Noncompetition/Nonsolicitation Agreements.....................38
     9.7.   Registration Rights Agreement.................................38
     9.8.   Management Agreement..........................................38
     9.9.   Opinion of Counsel............................................38
     9.10.  Certificates..................................................40
     9.11.  Material Changes..............................................40
     9.12.  Financing.....................................................40
     9.13.  Existing Agreements...........................................40
     9.14.  Evidence of Reorganization....................................40


ARTICLE X.  ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.................41
     10.1.  Books and Records.............................................41
     10.2.  Survival of Representations, Etc..............................41
     10.3.  Board of Directors............................................41
     10.4.  Indemnification...............................................41
     10.5.  Offset........................................................44
     10.6.  General.......................................................44
     10.7.  Transition....................................................44
     10.8.  Confidentiality...............................................44
     10.9.  Termination...................................................45


ARTICLE XI.  RESOLUTION OF CERTAIN  DISPUTES..............................46
     11.1.  Arbitration Procedure.........................................46


ARTICLE XII.  MISCELLANEOUS...............................................47
     12.1.  Assignment....................................................47
     12.2.  Notices; Transfer of Funds....................................47
     12.3.  Governing Law.................................................48
     12.4.  Entire Agreement; Modifications and Waivers...................48
     12.5.  Counterparts..................................................49
     12.6.  Expenses......................................................49
     12.7.  Invalidity....................................................49
     12.8.  Titles........................................................49
     12.9.  Publicity.....................................................49
     12.10. Incorporation of Exhibits and Schedules.......................49

                                    EXHIBITS


Exhibit

   A   List of Sellers............................................   A-1

   B   1996 Financial Statements..................................   B-1

   C   Summary of Significant Accounting Policies.................   C-1

   D   Management Agreement.......................................   D-1

   E   Forms of Employment Agreements.............................   E-1

   F   Registration Rights Agreement..............................   F-1

   G   Form of Warrant to Purchase Common Stock...................   G-1

   H   Required Consents or Approvals of Buyer....................   H-1

   I   List of Facilities.........................................   I-1

   J   Forms of Noncompetition/Nonsolicitation Agreements.........   J-1

                            STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of December 17, 1997, is by and among William H. Fogarty, Richard E. Klein, Thomas F. Monroe, Roger Beckstead, William P. Penczak and Larry Kelley (each, a "Seller" and collectively the "Sellers"), the shareholders of Fogarty & Klein, Inc. a Texas corporation (the "Company") and LOIS/USA Inc., a Delaware corporation ("Buyer").

                                    RECITALS

          WHEREAS, each Seller owns the number of issued and outstanding shares of Common Stock of the Company, $1.00 par value per share ("Company Stock"), as is set forth opposite such Seller's name on Exhibit A hereto.

          WHEREAS, Buyer desires to purchase from each Seller, and each Seller desires to sell to Buyer, the Company Stock owned by the respective Seller, subject to the terms and conditions of this Agreement.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "ANCILLARY AGREEMENTS" shall mean the Employment Agreements, the Noncompetition/Nonsolicitation Agreements, the Registration Rights Agreement, the Warrants and the Management Agreement.

          "BOOKS AND RECORDS" shall mean all records pertaining to the assets, properties, business, operations, accounts, financial condition, customers or suppliers of the Company and its Subsidiaries.

          "CLOSING BALANCE SHEET" shall mean the balance sheet of the Company as of the Settlement Time, prepared in accordance with Section 3.6.

          "CLOSING DATE" shall mean 10:00 A.M. on December 31, 1997 or such other time and date as Buyer and Sellers shall mutually agree.

          "CODE" shall mean the Internal Revenue Code of 1986, as such may be amended from time to time.

          "COMMON STOCK" shall mean Buyer's common stock, par value $.01 per share.

          "CONTRACT" shall mean all agreements, contracts, leases, commitments, indentures, licenses, plans, arrangements, and instruments of every kind, whether written or oral.

          "DAMAGES" means costs, losses (including, without limitation, diminution in value and losses from suspensions of operations), Liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses (whether or not arising out of third-party Actions or governmental examinations, inspections or audits), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Damages" is not limited to matters asserted by third parties against either the Company or Sellers or Buyer or its affiliates, but includes Damages incurred or sustained by the Company or Sellers or by Buyer or its affiliates in the absence of third party claims or other Actions.

          "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered by Sellers to Buyer concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article V hereof and certain other information called for by Article V hereof and other provisions of this Agreement. If a document or matter is disclosed in the Disclosure Schedule in connection with any representation or warranty made in this Agreement, such document or matter shall not be deemed to be disclosed in the Disclosure
Schedule in connection with any other representation or warranty except where specific repetition or cross-reference is made.

          "ENCUMBRANCE" shall mean any lien, pledge, option, charge, easement, security interest, right-of-way or encumbrance.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FACILITIES" shall mean the offices and all real property and related facilities of the Company and its Subsidiaries which are identified or listed on
Exhibit I attached hereto.

          "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned or used by the Company and its Subsidiaries and located in, at or upon the Facilities as of the November Balance Sheet Date, plus all additions, replacements, less deletions, since the November Balance Sheet Date in the ordinary course of the Company's business.

          "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof.

          "GOVERNMENTAL ENTITY" shall mean any governmental entity, department, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

          "LEASES" shall mean all of the leases listed on the Disclosure
Schedule.

          "LIABILITIES" mean debts, liabilities, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

          "MAJORITY SHAREHOLDERS" shall mean Richard E. Klein, William H. Fogarty and Thomas F. Monroe.

          "1996 BALANCE SHEET" shall mean the unaudited combined balance sheet of the Company as of the fiscal year ended December 31, 1996, together with the notes thereon, previously delivered to Buyer and attached hereto as Exhibit B.

          "1996 FINANCIAL STATEMENTS" shall mean the unaudited 1996 Balance Sheet and the combined statements of income and retained earnings and cash flows of the Company for the fiscal year ended December 31, 1996, together with the notes thereon, previously delivered to Buyer and attached hereto as Exhibit B.

          "NOVEMBER BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Company as of November 30, 1997, together with the notes thereon attached hereto as Exhibit B.

          "NOVEMBER BALANCE SHEET DATE" shall mean November 30, 1997.

          "NOVEMBER FINANCIAL STATEMENTS" shall mean the unaudited November Balance Sheet and the consolidated statement of income and retained earnings and cash flows of the Company as at November 30, 1997, prepared on a basis consistent with the 1996 Financial Statements attached hereto as Exhibit B.

          "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SELLERS' REPRESENTATIVE" shall mean Richard E. Klein or any successor designee of Sellers who shall be named in a writing by all of the Sellers and delivered to and acceptable to Buyer.

          "SETTLEMENT TIME" shall mean the close of business on the business day immediately preceding the Closing Date.

          "SUBSIDIARIES" means Southwest Information Resources, Inc. and Fogarty & Klein Yellow Pages, Inc., each a Texas corporation.

          "TANGIBLE NET WORTH" shall mean, as of the Settlement Time on a consolidated basis, the total tangible assets minus the total liabilities of the Company as shown on the Closing Balance Sheet prepared in accordance with GAAP consistently applied.

          "TAX" or "TAXES" mean all taxes, charges, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, capital gains, transfer gains, license, payroll, privilege, and franchise taxes, imposed by any Governmental Entity and shall include any interest, penalties or additions to tax attributable to any of the foregoing, including but not limited to any such taxes or charges owed as a result of the filing of a consolidated tax return pursuant to Section 1501, 1502 and 1504 of the Code or as a result of the Company or any Subsidiary having joined as a member of an affiliated, consolidated, combined or unitary group of corporations for tax purposes.

          1.2. ADDITIONAL DEFINED TERMS. As used herein, the terms below shall have the following meanings:


         TERM                                                      SECTION

         Actions                                                   5.12
         Additional Purchase Price                                 2.3
         Benefit Arrangement                                       5.18
         Buyer                                                     Recitals
         Buyer's SEC Documents                                     6.7
         CERCLA                                                    5.27
         Closing                                                   3.1
         Company                                                   Recitals
         Company Stock                                             Recitals
         Confidential Information                                  10.8
         Employee Plans                                            5.18
         Employment Agreement                                      3.2
         ERISA                                                     5.18
         ERISA Affiliate                                           5.18
         Financial Statements                                      5.11
         Indemnification Threshold                                 10.4(f)
         Initial Warrants                                          2.2
         Management Agreement                                      3.4
         Multiemployer Plan                                        5.18
         Noncompetition/Nonsolicitation Agreements                 3.5
         Pension Plan                                              5.18
         Personnel                                                 5.3(c)
         Proprietary Rights                                        5.17
         Purchase Price                                            2.2
         Registration Rights Agreement                             3.3
         Seller                                                    Recitals
         Shares                                                    2.2
         Taxpayers                                                 5.20
         Tax Returns                                               5.20
         Underlying Shares                                         3.3
         Warrants                                                  2.3
         Welfare Plan                                              5.18

                                   ARTICLE II.

                           PURCHASE AND SALE OF STOCK

          2.1. SALE OF STOCK. Each Seller hereby agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer hereby agrees to purchase and acquire from such Seller, on the Closing Date, all right, title and interest of such Seller, legal or equitable, in and to all of the issued and outstanding shares of Company Stock set forth opposite such Seller's name on Exhibit A hereto.

          2.2. PURCHASE PRICE. On the Closing Date, Buyer shall pay to Sellers (in the proportions set forth on Exhibit A hereto), in consideration for the sale, transfer, assignment, conveyance and delivery of the Company Stock the amount (the "Purchase Price") of (i) $3,500,000, to be paid in cash by wire transfer of immediately available funds to the Sellers, (ii) an aggregate of 50,000 shares of Common Stock (the "Shares") and (iii) an aggregate of 39,000 warrants to purchase additional shares of Common Stock at an exercise price of $10.00 per share (the "Initial Warrants"). The Purchase Price shall be subject to adjustment as provided in Section 2.5.

          2.3. ADDITIONAL CONSIDERATION. As additional consideration for the Company Stock (the "Additional Purchase Price"), Buyer shall pay to the Sellers (in the proportions set forth on Exhibit A hereof):

          (i) On the first and second anniversary of the Closing Date, Buyer shall pay to Sellers the amount of $1,125,000 to be paid in cash by wire transfer of immediately available funds;

          (ii) On the third anniversary of the Closing Date, Buyer shall pay to Sellers the amount of $3,250,000, to be paid in cash by wire transfer of immediately available funds to the Sellers, which amount may be subject to adjustment as provided in Section 2.6 below;

          (iii) In addition, on each of the first two anniversaries of the Closing Date, Buyer shall deliver to Sellers 50,000 warrants to purchase additional shares of Common Stock with exercise prices of $11.00 and $12.25, respectively (collectively with the Initial Warrants, the "Warrants"). Such Warrants shall be in the form of Exhibit G hereto.

          (iv) In the event Buyer defaults in its obligation to pay any Additional Purchase Price payment on the date such payment shall become due, Buyer shall be and become obligated to pay Sellers an additional amount equal to five percent (5%) of the amount of such past due payments plus interest accruing on the unpaid amount due at the rate of ten percent (10%) per annum until paid provided, however, that if Buyer has not paid such Additional Purchase Price payment pursuant to a claim under Section 10.5 hereof, such interest shall not become payable until and unless any dispute has been resolved pursuant to
Section 11.1 hereof in favor of Sellers, and such Additional Purchase Price payment continues to be unpaid.

          2.4. CLOSING COSTS; TRANSFER TAXES. Sellers shall be responsible for any documentary transfer taxes and any sales, use or other taxes imposed by reason of the transfer of the Company Stock provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

          2.5. TANGIBLE NET WORTH ADJUSTMENT. Seller agrees that the Tangible Net Worth of the Company at the time of the Closing shall be no less than $2,500,000 as determined in accordance with GAAP consistently applied (the "Minimum Tangible Net Worth"). For purposes of the Closing, the Tangible Net Worth of the Company will be deemed to be as set forth on the November Balance Sheet. At the Closing, the cash portion of the Purchase Price shall be increased or decreased by the amount by which the Tangible Net Worth as shown on the November Balance Sheet is greater than or less than $2,500,000. Within 30 days following final determination of the Closing Balance Sheet pursuant to Section
3.6 Buyer or Sellers shall pay in cash to the other party the amount by which the Tangible Net Worth as shown on the Closing Balance Sheet is greater than or less than the Tangible Net Worth shown on the November Balance Sheet.

          2.6. ADJUSTMENT OF ADDITIONAL PURCHASE PRICE. On the third anniversary of the Closing Date, Buyer shall cause to be determined in accordance with GAAP consistently applied, the consolidated fees and commissions of the Company and its Subsidiaries for the three-year period commencing with the Closing Date and ending on the day prior to such anniversary. To the extent the aggregate amount of such fees and commissions is less than $42,000,000, Buyer shall deduct from the amount to be paid pursuant to Section 2.3(ii) 15% of the difference between $42,000,000 and the consolidated fees and commissions of the Company for such period, provided, however, that such amount shall not exceed $450,000. To the extent the aggregate amount of fees and commissions of the Company derived from clients of the Company which were clients of the Company on the Closing Date is greater than $42,000,000, in addition to the amounts due under Section 2.3(ii), Buyer shall pay to Sellers 15% of the difference between $42,000,000 and the aggregate amount of fees and commissions of the Company derived from clients existing on the Closing Date for such period, provided, however, that such amount shall not exceed $450,000. Sellers may, at their expense, cause their independent public accountants to audit or otherwise review Buyer's determination of the fees and commissions for such three year period and Sellers and their independent public accountants shall have access to the work papers used by Buyer in preparing such determination. If Sellers' Representative does not notify Buyer within 60 days after receipt of the determination of the fees and commissions that the Sellers object to any aspect of such determination, then Sellers shall be deemed to have accepted such determination. If the Sellers' Representative does so object and if Buyer and Sellers are unable, within 30 days after receipt by Buyer of Seller's Representative's notice of objection, to resolve any disputes regarding the determination of the fees and commissions, Sellers' Representative and Buyer shall each designate a firm of certified public accountants and Buyer and Sellers' Representative, together with such designated firms, shall jointly endeavor to resolve such dispute. If such dispute is not resolved within 45 days after Buyer being notified thereof, then the firms designated by Buyer and Sellers' Representative shall jointly select a third firm of nationally recognized certified public accountants, provided that if such firms fail to appoint such a third firm within 60 days after Buyer's receipt of said notification, either party may request the American Arbitration Association in New York City to appoint an independent firm of certified public accountants of recognized national standing. Such third firm shall resolve all remaining disputes and its resolution shall be final and binding on the parties and enforceable in a court of law. Each party shall be responsible for the fees and expenses of the firm it designated. The fees and expenses of the third firm, if required hereunder, shall be paid by the party against whom such dispute is resolved.


                                  ARTICLE III.

                                     CLOSING

          3.1. CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York. The Closing shall take place no later than December 31, 1997, after all conditions precedent under this Agreement have been satisfied by Buyer and Sellers, unless the parties hereto otherwise agree.

          3.2. EMPLOYMENT AGREEMENT. At the Closing, Messrs. Fogarty and Klein shall each enter into three-year employment agreements and Mr. Monroe shall enter into a five-year employment agreement with the Company substantially in the forms attached hereto as Exhibit E (the "Employment Agreements").

          3.3. REGISTRATION RIGHTS AGREEMENT. At the Closing, Buyer and Sellers shall enter into a registration rights agreement substantially in the form of Exhibit F attached hereto (the "Registration Rights Agreement"), pursuant to which Buyer shall grant to Sellers certain registration rights with respect to the Shares and the Common Stock underlying the Warrants (the "Underlying Shares").

          3.4. MANAGEMENT SERVICES AGREEMENT. At the Closing, Buyer and the Company shall enter into a management agreement substantially in the form of Exhibit D attached hereto services (the "Management Agreement") providing for certain services to be rendered by Buyer.

          3.5. NONCOMPETITION/NONSOLICITATION AGREEMENTS . At the Closing, Messrs. Fogarty, Klein and Monroe shall each enter into a noncompetition/nonsolicitation agreement with Buyer substantially in the forms attached hereto as Exhibit J-1 and Exhibit J-2 (the
"Noncompetition/Nonsolicitation Agreements").

          3.6. OTHER DELIVERIES AT CLOSING. In addition to the foregoing matters, at the Closing:

          (a) Buyer shall pay to Sellers the cash Purchase Price and deliver the Shares and the Initial Warrants as provided for in Section 2.2 hereof;

          (b) Sellers shall deliver to Buyer resignations, effective as of the Closing Date, of all officers and directors of the Company and each Subsidiary requested by Buyer, and all minute books and stock transfer books of the Company and each Subsidiary;

          (c) Buyer and Sellers shall deliver the certificates, opinions of counsel and other matters described in Articles VIII and IX; and

          (d) the certificates representing the Company Stock to be delivered pursuant to Section 2.1 shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by Sellers, transferring same, with all necessary transfer tax and other revenue stamps affixed and canceled.

          3.7 CLOSING BALANCE SHEET. As soon as practicable after the Closing Date, but in any event within 45 calendar days following the Closing Date, Buyer shall deliver the Closing Balance Sheet to Sellers' Representative. The Closing Balance Sheet shall be prepared by the Buyer from the Company's records and reviewed by Arthur Andersen & Co. and shall present fairly the assets and liabilities and financial position and results of operations of the Company at the date thereof in accordance with GAAP, consistently applied. From the Closing Date until the final determination of the Closing Balance Sheet, Buyer shall grant Sellers and Sellers' Representative such access to the Company and its employees, books, records and files as Sellers may reasonably require to satisfy themselves of the accuracy of the Closing Balance Sheet and its preparation in accordance with this Section 3.7. Sellers may, at their expense, cause their independent public accountants to audit or otherwise review the Closing Balance Sheet and Sellers and their independent public accountants shall have access to the work papers used by Buyer in preparing the Closing Balance Sheet. If Sellers' Representative does not notify Buyer within 60 days after receipt of the Closing Balance Sheet that the Sellers object to any item on, or other matter relating to, the Closing Balance Sheet, then Sellers shall be deemed to have accepted the Closing Balance Sheet. If the Sellers' Representative does so object and if Buyer and Sellers are unable, within 30 days after receipt by Buyer of Sellers' Representative's notice of objection, to resolve any disputes regarding the Closing Balance Sheet, Sellers' Representative and Buyer shall each designate a firm of certified public accountants and Buyer and Sellers' Representative, together with such designated firms, shall jointly endeavor to resolve each dispute. If all such disputes are not resolved within 45 days after Buyer's being notified thereof, then the firms designated by Buyer and Sellers' Representative shall jointly select a third firm of nationally recognized certified public accountants, provided that if such firms fail to appoint such a third firm within 60 days after Buyer's receipt of said notification, either party may request the American Arbitration Association in New York City to appoint an independent firm of certified public accountants of recognized national standing. Such third firm shall resolve all remaining disputes and its resolution shall be final and binding on the parties and enforceable in a court of law. Each party shall be responsible for the fees and expenses of the firm it designated. The fees and expenses of the third firm, if required hereunder, shall be apportioned between the parties to reflect the relative differences between the position asserted by each party with respect to each dispute referred to such third firm and the resolution reached by such third firm, with the party that is further from such resolution bearing a proportionately greater share of such fees and expenses. If there is more than one such dispute, the fees and expenses of such third firm shall be allocated in proportion to their respective amounts.


                                   ARTICLE IV.

                      INVESTMENT REPRESENTATIONS OF SELLERS

          Each Seller hereby, jointly and severally, represents, warrants, acknowledges and agrees as follows:

          4.1. TITLE TO COMPANY STOCK. Each of the Sellers is the beneficial and record owner of the Company Stock being sold by such Seller, and each Seller has valid and marketable title to such Company Stock, free and clear of any lien, pledge and Encumbrance, Tax or any claim of any third party. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Seller is a party to any voting trust, proxy or other agreement or other understanding with respect to the voting of any capital stock of the Company. Upon delivery of the share certificates representing the Company Stock in accordance with the terms hereof, valid and marketable title to the Company Stock will pass to Buyer free and clear of any lien, pledge and Encumbrance or any claim of any third party.

          4.2. AUTHORIZATION OF TRANSACTION. Each of the Sellers has full legal right, power and authority and all approvals required by law, to enter into this Agreement, to sell, assign, transfer and deliver the Company Stock in the manner provided in this Agreement and to perform all of his obligations hereunder. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller enforceable in accordance with its terms.

          4.3. CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement and any Ancillary Agreement nor the consummation of the transactions contemplated hereby will result in a breach of, or a default under, any term or provision of any contract, agreement indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which any Seller is a party or by which any Seller is bound or affected.

          4.4. INVESTMENT INTENT. Each Seller is acquiring the Shares and the Warrants for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of such Shares or Warrants.

          4.5. NO REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS. Each Seller acknowledges that none of the Shares, the Warrants or the Underlying Shares have been or will be registered under the Securities Act, or the securities laws of any state by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Buyer's reliance on such exemptions is predicated on the accuracy and completeness of such Seller's representations, warranties, acknowledgments and agreements herein. Accordingly, the Shares, the Warrants and the Underlying Shares may not be offered, sold, transferred, pledged or otherwise disposed of by such Seller without an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel acceptable to the Buyer that the proposed transaction will be exempt from registration. The Sellers acknowledge that the Buyer is not required to register the Shares, the Warrants or the Underlying Shares under the Securities Act or any applicable state securities law or to make any exemption from registration available, except to the extent set forth in the Registration Rights Agreement. The Sellers acknowledge that to the extent the exemption from registration provided by Rule 144 under the Securities Act becomes available for the resale of the Shares, the Warrants or the Underlying Shares, any such resales may be made only in accordance with the terms and conditions of that rule, including, among other things, the existence of a public market for the Shares, the Warrants or the Underlying Shares, the availability of current public information about the Company, the resale occurring not less than one year after the Shares and the Warrants were purchased and paid for, the sale being effected in a specified manner and the number of Shares or Warrants being sold not exceeding specified limitations.

          4.6. RESTRICTIVE LEGEND AND STOP TRANSFER ORDER. The Seller acknowledges that the certificates representing the Shares, the Warrants and the Underlying Shares will bear the following legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

and that the Company reserves the right to place a stop order against the certificate representing the Shares, the Warrants and the Underlying Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

          4.7. INVESTMENT EXPERIENCE. Each Seller has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of its investment in the Buyer and of protecting its own interests in connection therewith. Each Seller is an "accredited investor" as such term is defined in Regulation D promulgated by the Commission.

          4.8. ACCESS TO INFORMATION. At a reasonable time prior to the Closing Date, each Seller has had the opportunity to review all documents and information which each Seller has requested concerning its investment in the Buyer, including, but not limited to, Buyer's Form 10-KSB for the year ended December 31, 1996, Buyer's Forms 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and any other report or document filed by Buyer under the Exchange Act. Each Seller has had the opportunity to ask questions of the Buyer's management, which questions were answered to its satisfaction. Each Seller has relied only on the foregoing information in determining to make its investment in the Buyer.

          4.9. INVESTMENT RISKS. Each Seller acknowledges that an investment in the Buyer involves substantial risks. Each Seller understands that there is no market for the Shares and the Warrants and that there is no assurance that a market will develop. The Seller is able to bear the economic risk of its investment for an indefinite period of time.

          4.10. COMMISSIONS AND ADVERTISING. Each Seller has not paid or given any commission or other remuneration in connection with the purchase of the Shares and the Warrants. Each Seller has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation.

          4.11. NONCONTRAVENTION. Neither the execution and delivery of this Agreement and any Ancillary Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (i) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, Contract, license, instrument, or other arrangement (including any shareholders' agreement) to which any of the Sellers is a party or by which it is bound or to which his assets are subject or (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any Government Entity or court to which any of the Sellers is subject.

          4.12. LITIGATION. There are no Actions pending or, to the knowledge of each Seller, threatened or anticipated, against or involving any Seller or an affiliate of any Seller relating to or affecting the transactions contemplated by this Agreement or any Ancillary Agreement.

          4.13. DISCLOSURE. No representation or warranty by Sellers in this
Article IV contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading.


                                   ARTICLE V.

             REPRESENTATIONS AND WARRANTIES OF MAJORITY SHAREHOLDERS

          Except as set forth on the Disclosure Schedule, the Majority Shareholders hereby, jointly and severally, represent and warrant to Buyer as follows:

          5.1 ORGANIZATION OF THE COMPANY. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Texas, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets and has all necessary power and authority to enter into each Ancillary Agreement to which it is a party. The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where failure to be so qualified would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Each jurisdiction in which the Company and each of the Subsidiaries is qualified to do business as a foreign corporation is listed on the Disclosure Schedule. The Subsidiaries are the only direct or indirect subsidiaries of the Company. Prior to the Closing Date, all of the assets of Fogarty & Klein Leasing, Inc. and Fogarty & Klein Public Relations, Inc. will have been transferred to the Company. Upon completion of such transfer, the Company and the Subsidiaries will represent the entire business of the Company, Fogarty & Klein Yellow Pages, Inc., Fogarty & Klein Leasing, Inc. and Fogarty & Klein Public Relations, Inc. as conducted prior to such transfer, including, without limitation, all business of the Company and its affiliates, directly or indirectly related to the advertising business. The name of Fogarty & Klein Leasing, Inc. and Fogarty & Klein Public Relations, Inc. and other affiliated entities not sold to Buyer shall be changed so that neither the name "Fogarty" nor the name "Klein" shall appear in the name of any such entity.

          5.2. CERTIFICATES OF INCORPORATION, BY-LAWS, ETC. True and complete copies of the Certificate of Incorporation, By-Laws, minute books and all stock books and stock transfer records of the Company and each Subsidiary, each of the foregoing as amended to the date hereof, have been delivered to Buyer and there will be no amendments or changes to the Certificate of Incorporation or By-Laws of either the Company or any Subsidiary prior to the Closing Date. On the Closing Date, such minute books will contain the true and complete minutes and records of any meetings, proceedings and other actions of the shareholders and the Board of Directors of the Company from the date hereof to the including the Closing Date. Neither the Company nor any Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of the Certificate of Incorporation and By-Laws of either the Company or any Subsidiary.

          5.3. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the November Balance Sheet Date, except as set forth on Schedule 5.3 of the Disclosure Schedule, there has not been any:

          (a) change in the Company's or any Subsidiary's condition (financial or otherwise), assets, liabilities, working capital, reserves, business prospects, earnings or business, except for changes in the ordinary course of business which changes have not, individually or in the aggregate, been materially adverse;

          (b) changes in or amendments to the Certificate of Incorporation or By Laws of the Company or any Subsidiary;

          (c)(i) increase in the compensation payable or to become payable by the Company or any Subsidiary to any of its officers, employees or sales representatives whose total compensation for services rendered to the Company or such Subsidiary is currently at an annual rate of $30,000 or more (collectively, "Personnel"), (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel except in the ordinary course of business, none of which to any one person exceeds $25,000, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company or any Subsidiary for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedule or (iv) new employment agreement to which the Company or any Subsidiary is a party;

          (d) material addition to or modification of the employee benefit plans, arrangements or practices described in the Disclosure Schedule affecting Personnel other than (i) contributions made in accordance with the normal practices of the Company or any Subsidiary or (ii) the extension of coverage to other Personnel who became eligible after the November Balance Sheet Date;

          (e) loans to, or transactions with, any of the Company's or any Subsidiary's directors, officers or employees;

          (f) sale, assignment or transfer of any of the assets of the Company or any Subsidiary, material singly or in the aggregate, other than in the ordinary course of business, or discontinuance of any product or product line;

          (g) cancellation of any indebtedness or waiver of any rights of substantial value to the Company or any Subsidiary, whether or not in the ordinary course of business;

          (h) amendment, cancellation or termination of any Contract, license or other instrument material to the Company or any Subsidiary;

          (i) capital expenditure or the execution of any lease or any incurring of liability therefor, involving payments, in the aggregate, or at an annualized rate, of $25,000 or more;

          (j) failure to pay any obligation of the Company or any Subsidiary, except where such failure would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities or business of the Company or such Subsidiary;

          (k) failure to operate the business of the Company or any Subsidiary in the ordinary course;

          (l) change in accounting methods or practices by the Company or any Subsidiary materially affecting its assets, liabilities or business (whether for accounting or tax purposes);

          (m) revaluation by the Company or any Subsidiary of any of its assets, including without limitation, writing off notes or accounts receivable in any material respect;

          (n) damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, assets or business of the Company or any Subsidiary in any material respect;

          (o) mortgage, pledge, grant or creation of any Encumbrance on any assets of the Company or any Subsidiary, except purchase money mortgages arising in the ordinary course of business to secure indebtedness not exceeding the fair market value of the assets subject thereto;

          (p) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of the Company or any Subsidiary, or any redemption, purchase or other acquisition of any of the Company's or any Subsidiary's equity securities;

          (q) issuance by the Company or any Subsidiary of, or commitment of the Company or any Subsidiary to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

          (r) indebtedness incurred by the Company or any Subsidiary for borrowed money or any commitment to borrow money entered into by the Company or any Subsidiary, or any loans made or agreed to be made by the Company or any Subsidiary;

          (s) liabilities incurred or assumed by the Company or any Subsidiary involving $5,000 or more except in the ordinary course of business and consistent with past practice, or any material increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (t) payment, discharge or satisfaction of any liabilities in excess of $5,000 other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the 1996 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the 1996 Balance Sheet Date;

          (u) agreement entered into by the Company or any Subsidiary with any of its shareholders;

          (v) settlement of any lawsuits pending or threatened against the Company or any Subsidiary;

          (w) agreement or commitment by the Company or any Subsidiary to do any of the foregoing; or

          (x) other event or condition of any character which in any one case or in the aggregate has materially adversely affected, or any event or condition known to Seller which it is reasonable to expect will, in any one case or in the aggregate, materially adversely affect the Company's or any Subsidiary's relationships with its customers and the Company's or any Subsidiary's obtaining of renewals of contracts and new contracts with its customers.

          5.4. CAPITAL STOCK. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, $1.00 par value per share, of which 110,000 shares are issued and outstanding and are owned of record and beneficially by Sellers, free and clear of all Encumbrances. All such outstanding shares are, and from the date hereof through the Closing Date, will be, validly issued and outstanding, fully paid and non-assessable. The authorized capital stock, par value and numbers of shares issued and outstanding of each Subsidiary is listed on Schedule 5.4 of the Disclosure Schedule. All of the outstanding shares listed on Schedule 5.4 are owned of record and beneficially by the Company, free and clear of all Encumbrances. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company or its Subsidiaries, other than as contemplated by this Agreement. The Company Stock constitutes all of the issued and outstanding capital stock of the Company. Immediately upon consummation of the transactions contemplated by this Agreement and registration of the Company Stock in the name of Buyer in the stock records of the Company, Buyer will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances other than any created by or through Buyer. Sellers have no legal obligation, absolute or contingent, to any person or entity other than Buyer to sell the Company Stock, or to enter into any agreement with respect thereto.

          5.5. TITLE TO AND CONDITION OF ASSETS. The Company and each Subsidiary has good and marketable title to, or a valid leasehold interest in, all assets and properties purported to be owned, operated or leased by it, or used in the operation of its business, free and clear of all Encumbrances, except for minor Encumbrances which in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of the Company's or any Subsidiary's business. The Company and each Subsidiary has performed all the obligations required to be performed by it with respect to all assets leased by it through the date hereof, except where the failure to perform would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities, working capital or business of the Company or such Subsidiary. The Company and each Subsidiary enjoys peaceful and undisturbed possession of all Facilities. The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Company or any Subsidiary at the Facilities are adequately insured and are structurally sound with no known material defects. Except as disclosed on Exhibit 5.5 hereto, none of such improvements, equipment and other assets is subject to any commitment or other arrangement for their sale or use by any affiliate of the Company or any Subsidiary or third parties except for any lien rights of the landlord at each of the Facilities pursuant to the provisions of the lease of the applicable Facility. The assets reflected on the November Balance Sheet or acquired after the November Balance Sheet Date are valued on the Company's books at or below the Company's actual cost less an adequate and proper depreciation charge. Neither the Company nor any Subsidiary has depreciated any of its assets in any manner inconsistent with applicable Internal Revenue Service guidelines, if any.

          5.6. CONDITION OF TANGIBLE ASSETS. The Facilities and Fixtures and Equipment are in good operating condition and repair (except for ordinary wear and tear), are sufficient for the operation of the Company's and its Subsidiaries' business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety standards, and occupational safety and health laws and regulations) relating thereto currently in effect.

          5.7. CONTRACTS AND COMMITMENTS. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary is a party to (or, in the case of clause (e) below, the holder of) any written or oral:

          (a) commitment, contract, note, loan, guarantee, evidence of indebtedness, purchase order or letter of credit involving any obligation or liability on the part of the Company or any Subsidiary of more than $25,000 (and not more than $75,000 in the aggregate for the Company and its Subsidiaries) and not cancelable (without liability) on not more than 30 days' notice except for media buying contracts entered into by the Company or any Subsidiary in the ordinary course of business and consistent with past practices;

          (b) lease of real property (the Disclosure Schedule indicates with respect to each lease listed on the Disclosure Schedule the term, annual rent, renewal options and number of square feet leased);

          (c) lease of personal property involving any annual expense in excess of $5,000 and not cancelable without liability within 30 days (the Disclosure
Schedule indicates with respect to each lease listed on the Disclosure Schedule a general description of the leased items, term, annual rent and renewal options);

          (d) contracts and commitments not otherwise described above or listed in the Disclosure Schedule (including purchase orders, franchise agreements and undertakings or commitments to any Governmental Entity) relating to the business of the Company and its Subsidiaries and otherwise materially affecting the Company's and its Subsidiaries' business not in the ordinary course of business;

          (e) material governmental or regulatory licenses or permits required to conduct the business of the Company or any Subsidiary as presently conducted;

          (f) contracts or agreements containing covenants limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any person;

          (g) employment contracts, including without limitation, contracts to employ executive officers and other contracts with officers or directors of the Company or any Subsidiary; or

          (h) Tax sharing or similar agreements.

          Neither the Company nor any Subsidiary is (and, to the best knowledge of Seller, no other party is) in material breach or violation of, or material default under, any of the Contracts or other instruments, obligations, evidences of indebtedness or commitments described in (a)-(h) above. All of the Company's and each Subsidiary's outstanding Contracts with its customers are listed in the Disclosure Schedule (together with a notation as to whether such customer has renewed such Contract for the period following the period covered thereby).

          5.8. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which the Company, any Subsidiary or any Seller is a party or by which the Company, any Subsidiary or any of the Company's or its Subsidiaries' assets are bound, or affected, (c) a violation by the Company, any Subsidiary or any Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company, any Subsidiary or any Seller or (d) an imposition of any Encumbrance, restriction or charge on the business of the Company, any Subsidiary or on any of the assets of the Company or any of its Subsidiaries.

          5.9. RESTRICTIVE DOCUMENTS. Neither the Company, any Subsidiary nor any Seller is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract or instrument, or to any law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, (A) which materially adversely affects the business, operations or condition of the Company or any Subsidiary or any of their respective assets or property, or which would have a materially adverse effect on (i) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated by this Agreement or (ii) the continued operation of the Company's or any Subsidiary's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or (B) which materially restricts the ability of the Company or any Subsidiary to acquire any property or conduct business in any area.

          5.10. CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, or any other person or entity, is required to be made or obtained by the Company, any Subsidiary or Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          5.11. FINANCIAL STATEMENTS. The Company has heretofore delivered to Buyer the 1996 Financial Statements and the November Financial Statements. The 1996 Financial Statements and the November Financial Statements are referred to herein collectively as the "Financial Statements." The Financial Statements are complete, are in accordance with the Books and Records and present fairly the assets, liabilities and financial condition, results of operations and cash flows indicated thereby as of each date and for the period covered thereby in conformity with generally accepted accounting principles consistently applied subject, in the case of the November Financial Statements, to year end adjustments and footnote disclosure.

          5.12. LITIGATION. Except as disclosed on Schedule 5.12 of the Disclosure Schedule, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for Personnel), arbitral action or investigation (collectively, "Actions") pending or, to the knowledge of Sellers, threatened or anticipated against, relating to or affecting (i) the Company, any Subsidiary or their respective business, activities, properties or assets, (ii) any benefit plan for Personnel or any fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court or Governmental Entity, and there are no unsatisfied judgments against the Company, any Subsidiary or its business, activities, properties or assets.

          5.13. LABOR MATTERS. Neither the Company nor any Subsidiary is a party to any labor agreement with respect to its employees with any labor organization, group or association. Neither the Company nor any Subsidiary has experienced any attempt by organized labor or its representatives to make the Company or any Subsidiary conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or any Subsidiary. The Company and each Subsidiary is in material compliance with all applicable laws respecting employment practices, non-discrimination in employment, workers compensation, occupational safety and health, plant closing or employment loss notification, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice or any discriminatory practice. There is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other similar Governmental Entity arising out of the Company's activities, and Sellers have no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted; and the Company has not experienced a work stoppage or other labor difficulty. Except as set forth on Schedule 5.13 of the Disclosure Schedule, there is no discrimination charge, complaint or lawsuit against the Company pending before the Equal Employment Opportunity Commission or any other Governmental Entity arising out of the Company's activities, and Sellers have no knowledge of any facts or information which would give rise thereto.

          5.14. LIABILITIES. Neither Company nor any Subsidiary has any liabilities or obligations (absolute, accrued, contingent, direct or indirect, known or unknown, matured or unmatured, or otherwise) except (i) liabilities which are reflected or reserved against or are disclosed on the November Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the November Balance Sheet Date, and (iii) liabilities arising under Contracts, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule or which are of the type described in Section 5.7 but which because of the dollar amount or other qualifications are not required to be listed in the Disclosure Schedule.
Section 5.14 of the Disclosure Schedule sets forth a true and complete list of all write-downs of assets of the Company and its Subsidiaries. There are no other write-downs which the Company and its Subsidiaries would be required to make to ensure that the November Balance Sheet fairly presents the condition of the Company and its Subsidiaries as of the date thereof.

          5.15. COMPLIANCE WITH LAW. The Company, its Subsidiaries and the conduct of their business are in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local and whether foreign or domestic, except where the failure to comply would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations, orders, ordinances or other laws where the failure to comply would have a material adverse effect on the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or business of the Company and its Subsidiaries, taken as a whole.

          5.16. NO BROKERS. None of the Company, any Subsidiary, any affiliate of the Company or Sellers have entered into or will enter into any Contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          5.17. PROPRIETARY RIGHTS. All of the Company's and its Subsidiaries'
(i) patents, patent applications, patent disclosures, industrial designs, and inventions (whether or not patentable and whether or not reduced to practice);
(ii) registered and unregistered trademarks, service marks, domain names, licenses, logos, sales materials and trade names; (iii) copyrights (whether or not copyrightable); (iv) registrations, applications and renewals of any of the foregoing; (v) trade secrets, confidential information, know-how, technology, customers, software, formulae, customer lists, client information, databases, processes and techniques, research and development information, investigations, drawings, specifications, designs, plans, improvements, concepts, proposals, technical and computer data; (vi) license agreements and sub-license agreements to and from third parties relating to any of the foregoing; and (vii) other proprietary rights, (collectively, "Proprietary Rights"), are listed in the Disclosure Schedule. The Proprietary Rights listed in the Disclosure Schedule are all those used in and material to the conduct of the Company's and its Subsidiaries' business. The Company and its Subsidiaries are the sole owners of and have the exclusive right to use, the Proprietary Rights, without any Encumbrances, and no person or entity has a right to receive a royalty or similar payment in respect of any Proprietary Rights, whether pursuant to any contractual arrangements entered into by the Company or any Subsidiary or otherwise. Except as set forth in the Disclosure Schedules, the Company and its Subsidiaries have no licenses granted by or to it and no other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights. None of such Proprietary Rights, nor the Company's nor any Subsidiary's use thereof, to the knowledge of Sellers, infringe or otherwise violate the rights of any third party; no proceedings have been instituted against or notices received by the Company or any Subsidiary that are presently outstanding alleging that the Company's or any Subsidiary's use of the Proprietary Rights infringes or otherwise violates any rights of a third party. Neither the Company nor any Subsidiary is aware of any infringement or violation of the Company's or any Subsidiary's rights in or to the Proprietary Rights by any third party. No claim has been asserted that is presently outstanding, nor, to Sellers' knowledge, has any claim been threatened, by any person with respect to the ownership, validity, license or use of, or any infringement resulting from, any of the Proprietary Rights used by the Company or any Subsidiary or the production, provision or sale of any services or products by the Company or any Subsidiary and, to Sellers' knowledge, there is no basis for any such claim which may have a material adverse effect on the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or business of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have the right to produce, provide and sell the services and products produced, provided and sold by it and to conduct their respective business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. To the knowledge of Sellers, no trademark, service mark logo, domain name or trade name used by the Company or any Subsidiary infringes any trademark, service mark logo, domain name or trade name of others in the United States of America or any other country in which such trademark, service mark logo, domain name or trade name is used by the Company or any Subsidiary. No shareholder, officer, director or employee of the Company or any Subsidiary owns or has any interest in any Proprietary Rights used by the Company or any Subsidiary in connection with its business. The Sellers have the full right to transfer the Proprietary Rights of the Company and its Subsidiaries to Buyer pursuant to the terms of this Agreement.

          5.18. EMPLOYEE BENEFIT PLANS.

          (a) PLANS; ERISA AFFILIATES. Except as disclosed on Schedule 5.18(a) of the Disclosure Schedule, the Company and its Subsidiaries do not now have or participate in and have not previously had or participated in, or directly or indirectly contributed to, any Employee Plans. The Company and its Subsidiaries do not have and have never had any ERISA Affiliates.

          (b) DEFINITIONS. The following terms, when used in this Section 5.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (1) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company, any Subsidiary or an ERISA Affiliate or under which the Company, any Subsidiary or an ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with such entities).

               (2) EMPLOYEE PLANS. "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

               (3) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               (4) ERISA AFFILIATE. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of "controlled group of corporations" with or under "common control" with the Company or any Subsidiary as defined in Section 414(b) or (c) of the Code.

               (5) MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001 (a)(3) of ERISA, (A) which the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with such entities).

               (6) PENSION PLAN. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan (A) which the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with such entities).

               (7) WELFARE PLAN. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with such entities).

          (c) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. The Disclosure Schedule contains a complete list of Employee Plans and complete copies of each of the following documents have been delivered by Sellers to Buyer: (i) each Employee Plan Document (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to employees of the Company, any Subsidiary or any ERISA Affiliate, a complete description of any Employee Plan which is not in writing, and all annuity contracts or other funding instruments; (ii) each determination letter issued by the Internal Revenue Service, with respect to each Pension Plan and any pending or the most recent application for such a determination letter; (iii) Annual Reports on Form 5500 Series (including all applicable schedules thereto) required to be filed with any governmental agency for each Employee Plan and tax returns, if any (including all applicable schedules thereto) for each trust related thereto for the five most recent plan years; (iv) all actuarial reports prepared for the five most recent plan years for each Pension Plan; (v) all financial statements and accountant's opinions relating to each Pension Plan and Welfare Plan for the five most recent plan years; (vi) any correspondence or notifications received from any governmental agency relating to Employee Plans;
(vii) all administrative forms and related documents used in connection with the administration of the Pension Plans and Welfare Plans; and (viii) all other contracts, agreements, insurance policies and fidelity bonds relating to the Employee Plans. The following information has been supplied or made available by Sellers to Buyer: the age, compensation, service and related data as of the last day of the last plan year for employees and former employees of the Company and its Subsidiaries.

          (d) COMPLIANCE. Each Pension Plan, Welfare Plan, Benefit Arrangement, related trust agreement, annuity contract and other funding instrument complies, and has been maintained in compliance, with its terms and, both as to form and operation, with all applicable requirements including all reporting and disclosure requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan, including, but not limited to, ERISA and the Code.

          (e) WELFARE PLANS.

               (i) Neither the Company, nor any Subsidiary nor any ERISA Affiliate nor any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of the Company or any Subsidiary, and no condition exists which would prevent the Company or any Subsidiary from amending or terminating any Welfare Plan.

               (ii) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

               (iii) There are no contributions or benefit claims with respect to any Welfare Plan which are or will be 30 days past due.

          (f) PENSION PLANS.

               (i) Except as disclosed on Schedule 5.18(f) to the Disclosure Schedule, no Pension Plan is subject to the minimum funding requirements of ERISA or Section 412 of the Code, or to Title IV of ERISA. Neither the Company nor any Subsidiary nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

               (ii) Each Pension Plan (and each related trust agreement, annuity contract or other funding instrument) which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the Code is so qualified and no event has occurred nor does any condition exist which would cause it not to continue to be so qualified.

          (g) MULTIEMPLOYER PLANS. Except as disclosed on Schedule 5.18(g) to the Disclosure Schedule, neither the Company nor any Subsidiary nor any ERISA Affiliate has, at any time, directly or indirectly contributed to or had an obligation to contribute to a Multiemployer Plan.

          (h) UNRELATED BUSINESS TAXABLE INCOME. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code.

          (i) TERMINATION. Except as provided by law, the employment of all persons presently employed or retained by the Company and its Subsidiaries is terminable at will.

          (j) DEDUCTIBILITY OF PAYMENTS. There is no outstanding contract, agreement, plan or arrangement covering any employee or former employee of the Company and its Subsidiaries (with respect to their relationship with such entity) that, individually or collectively, provides for the payment by the Company or any Subsidiary of any material amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (k) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. Neither the Company nor any Subsidiary nor any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code.

          (l) LITIGATION. There are no pending or threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Welfare Plan or its assets, (ii) any Pension Plan or its assets, (iii) any fiduciary with respect to any Pension Plan or Welfare Plan or (iv) the Company or any Subsidiary or any ERISA Affiliate with respect to any Employee Plan.

          (m) NO AMENDMENTS. Neither the Company nor any Subsidiary nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

          (n) NO OTHER LIABILITY. No event has occurred in connection with which the Company or any Subsidiary or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any statute, regulation or governmental order relating to any Employee Plan or (ii) pursuant to any obligation of the Company or any Subsidiary to indemnify any person against liability incurred under, any such statue, regulation or order as they relate to the Employee Plans.

          5.19 TRANSACTIONS WITH CERTAIN PERSONS. None of the Sellers or any officer, director or, to Sellers' knowledge, any Personnel or any member of any such person's immediate family, is presently a party to any material transaction with the Company or any Subsidiary relating to the Company's or any Subsidiary's business, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of the Company and its Subsidiaries) any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

          5.20 TAX MATTERS.

          (a) All tax reports and returns including all federal, state, local and foreign tax and information returns and reports required to be filed by or with respect to the Company or any Subsidiary, including any predecessor of the Company or any Subsidiary (collectively, the "TAXPAYERS"), have been duly and timely filed ("TAX RETURNS"). All such Tax Returns are true, correct and complete in all respects. All Taxes (whether or not shown on a Tax Return) required to be paid by any Taxpayer have been paid in full before such payment became delinquent. The Company and its Subsidiaries have made adequate provision in the November Financial Statements, in conformity with GAAP, for the payment of all accrued Taxes not yet payable as of the November Balance Sheet Date and will make adequate provision for such in the Closing Balance Sheet. All Taxes which any Taxpayer has been required to collect or withhold (including amounts to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party) have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

          (b) Except as disclosed on Schedule 5.20(b) to the Disclosure Schedule, the federal income tax returns of the Taxpayers have not been examined by the IRS for any period. No issue has been raised by the IRS in respect of any such returns. There are no audits, inquiries, investigations or examinations relating to any of the Taxpayers' Tax Returns pending or threatened, and there are no claims which have been or may be asserted relating to any of the Taxpayers' Tax Returns filed for any year which if determined adversely would result in the assertion by any Governmental Entity of any Tax deficiency against the Taxpayers. There have been no waivers or extensions of statutes of limitations executed by the Taxpayers or executed by the Sellers affecting the liability for Taxes owed by the Taxpayer.

          (c) No property of the Company and its Subsidiaries is property which Buyer or the Company or any Subsidiary is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. Neither the Company nor any Subsidiary is a party to any tax-sharing agreement or similar arrangement with any other party. The Taxpayers have not made a disclosure on a Tax Return pursuant to Code
Section 6662(d)(2)(B)(ii) and the Regulations thereunder. Neither the Company nor any Subsidiary has ever been a member of an affiliated, consolidated, combined or unitary group of corporations for tax purposes or has ever filed a consolidated tax return pursuant to Sections 1501, 1502 and 1504 of the Code, which group or return included entities other than the Company and/or its Subsidiaries. No power of attorney has been granted by the Company or any Subsidiary with respect to any matter relating to any Taxes or Tax Returns of the Company or any Subsidiary which is currently in force. Neither the Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Code Section 999. Neither the Company nor any Subsidiary has filed a consent pursuant to the Code Section 341(f) or agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code Section 341(f)(4)) owned by the Company or any Subsidiary. Neither the Company nor any Subsidiary is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method. Neither the Company nor any Subsidiary has made any payments, nor is it obligated to make any payments or a party to any agreement that could obligate it to make any payments that will not be deductible under Section 380G of the Code (or any corresponding provision of any state, local or foreign income Tax law). Neither the Company nor any Subsidiary has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (d) The Disclosure Schedule contains a listing of the assets of the Company and its Subsidiaries, if any, with respect to which the tax basis differs from the book basis for financial reporting purposes, and the amount of such tax basis.

          (e) Neither the Company nor any Subsidiary has any liability for the Taxes of any other party (i) under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract, or (iv) otherwise.

          (f) Sellers will reimburse the Company and its Subsidiaries for any Taxes paid by Company and its Subsidiaries after the Closing Date with respect to any taxable period ending on or before the Closing Date for which the Tax Return is filed after the Closing Date and any taxable period that includes (but does not end on) the Closing Date attributable to the portion of such taxable period ending before the Closing Date, to the extent such Taxes paid by Buyer, the Company or any Subsidiary exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Closing Balance Sheet in accordance with the past custom and practice of the Company and its Subsidiaries in filing their respective Tax Returns. For purposes of this Section, in the case of any Taxes that are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Taxes which are attributable to the portion of such taxable period ending before the Closing Date shall be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

          5.21. SEVERANCE ARRANGEMENTS. The Company and its Subsidiaries have not entered into any severance or similar arrangement in respect of any present or former Personnel that will result in any obligation (absolute or contingent) of Buyer or the Company or any Subsidiary to make any payment to any present or former Personnel following termination of employment.

          5.22. INSURANCE. The Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, workers' compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company and each Subsidiary on its business, property or Personnel. All of such policies are sufficient for compliance with all requirements of law except where failure would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or business of the Company and its Subsidiaries, taken as a whole, and of all Contracts to which the Company and each Subsidiary is a party. Neither the Company nor any Subsidiary is in default with respect to payment or, to Sellers' best knowledge, any other matter under any of such policies or binders, and to Sellers' best knowledge, neither the Company nor any Subsidiary has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. To Sellers' knowledge, there are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by the Company and its Subsidiaries through the Closing Date.

          5.23. COMMITMENTS AND OUTSTANDING BIDS. The Disclosure Schedule contains a complete and accurate list of all unfulfilled Contracts and commitments (except for media buying contracts) of the Company and its Subsidiaries, whether oral or written. All of such Contracts and commitments referred to in the preceding sentence were made in the ordinary course of the Company's and its Subsidiaries' business and at prices and on terms which are consistent with the Company's and its Subsidiaries' past practices. As of the date of this Agreement, no customer of the Company or any Subsidiary has requested that services to be performed by the Company or any Subsidiary under any Contract be delayed for any material period of time. No outstanding material purchase or outstanding lease commitment of the Company or any Subsidiary presently is in excess of the normal, ordinary and usual requirements of its business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Company's or such Subsidiary's business. There is no outstanding bid, proposal or contract of the Company or any Subsidiary which will or would, if accepted, have a material adverse effect, individually or in the aggregate, on the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or business of the Company and its Subsidiaries, taken as a whole.

          5.24. MEDIA BUYING CONTRACTS. Each media buying contract entered into by the Company or any Subsidiary has been entered into on behalf of a designated client, with such client's authorization.

          5.25. PAYMENTS. Neither the Company nor any Subsidiary nor Sellers have, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company and its Subsidiaries, which Sellers know or have reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company and its Subsidiaries have not participated, directly or indirectly, in any boycotts or other similar practices affecting any of their actual or potential customers.

          5.26. CUSTOMERS. The Disclosure Schedule contains a complete and accurate list of the twenty largest customers of the Company and its Subsidiaries in terms of fees during the Company's and its Subsidiaries' fiscal year ended December 31, 1996, showing the approximate total sales by the Company and its Subsidiaries to each such customer during such fiscal year.

          5.27. COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY. Except in compliance with Law, there are no toxic wastes or other toxic or hazardous substances or materials being stored or otherwise held in or on any of the Facilities, nor to the best of Sellers' knowledge have such wastes, substances or materials migrated from the Facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. To the best of Sellers' knowledge, the Facilities have been maintained in compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses and regulations, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. ss.6901 et seq.), Safe Drinking Water Act (42 U.S.C. ss.300f et seq.), Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), Clean Air Act (42 U.S.C. ss.7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), and similar state laws. The Company and its Subsidiaries have not disposed or arranged (by contract, agreement or otherwise), within the meaning of Section 107(a)(3) of CERCLA, for the disposal of any material or substance that was generated or used by the Company or any Subsidiary at any off-site location that has been or is listed or proposed for inclusion on the National Priority List promulgated pursuant to CERCLA or any list promulgated by any Governmental Entity for the purpose of identifying sites which pose an imminent danger to health and safety. Sellers have delivered to Buyer true and complete copies of all environmental studies, reports and analyses made or prepared, to Sellers' knowledge, in the last five years relating to the Company or its assets or any Subsidiary or its assets.

          5.28. VACATION TIME, BONUSES, ETC. The vacation periods for the employees of the Company and its Subsidiaries normally occur during the periods described on the Disclosure Schedule, which Disclosure Schedule also sets forth the method for accruing vacation pay used by the Company and its Subsidiaries on its Books and Records. Except as set forth on the Disclosure Schedule, at the November Balance Sheet Date there were, at the date hereof there are and on the Closing Date there will be, no bonuses, profit sharing, incentives, commissions or other compensation of any kind with respect to work done prior to the November Balance Sheet Date, the date hereof or the Closing Date, respectively, due to or expected by present or former employees of the Company and its Subsidiaries not fully paid prior to such date (other than accrued payroll charges in the ordinary course of business for the pay period during which this Agreement is executed or the Closing occurs, all of which will be accrued on the Closing Balance Sheet) or, with respect to compensation for work done prior to the November Balance Sheet Date, not fully accrued on the November Balance Sheet. Total bonuses, profit sharing and incentives paid or to be paid by the Company and its Subsidiaries for the Company's and its Subsidiaries' past two fiscal years are $2,304,575 and $2,160,405 in the aggregate, respectively. The Company will pay bonuses to its employees in the amount accrued on the November Balance Sheet, to the persons, in the amounts and at the times set forth on the Disclosure Schedule.

          5.29. COMPENSATION. The Disclosure Schedule lists the names, title or job description, and total annual compensation (including, as separately set forth figures, any bonuses paid, accrued, or granted through the November Balance Sheet Date, any bonuses paid, accrued or granted, or to be paid, accrued, granted or earned, from the November Balance Sheet Date to the date hereof, and any bonuses attributable to the period of time prior to the date hereof but to be paid, accrued or granted thereafter) of all employees, officers and directors of the Company and its Subsidiaries who, as of the date hereof, are or will be entitled to receive compensation from the Company and its Subsidiaries.

          5.30. MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by Sellers in this Agreement nor any document, exhibit, certificate or schedule furnished to Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to Buyer hereunder are true and complete copies of the originals thereof in all material respects. The representations and warranties contained in this Article V shall not be affected or deemed waived by reason of the fact that Buyer or its Representatives should have known that any such representation or warranty is or might be inaccurate in any respect or by any investigation by Buyer or its Representatives.

          5.31. NO MATERIAL ADVERSE EFFECT. There exist no facts, conditions or circumstances that would be required to be disclosed under any other Section of this Article V, were all qualifications relating to materiality to be disregarded, except for such facts, conditions and circumstances which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect.

          5.32. BOOKS AND RECORDS. The Company's and its Subsidiaries' Books and Records have been fully, properly and accurately maintained in all material respects, on an accrual basis, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they accurately present the financial position of the Company and its Subsidiaries in all material respects. The Company and its Subsidiaries do not have any of their records, systems, controls, data or information, recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company and its Subsidiaries or accountants retained by the Company and its Subsidiaries.

          5.33. BANK ACCOUNTS; POWERS OF ATTORNEY. Set forth on the Disclosure Statement is a list of each bank in which the Company and its Subsidiaries maintains an account or safe deposit box, the corresponding number of each such account or safe deposit box and the names of all persons holding check-signing or withdrawal powers or other authority with respect thereto. Also set forth on the Disclosure Schedule are the names of any persons holding powers of attorney from the Company and its Subsidiaries and a summary statement of the terms thereof.

          5.34. ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company and its Subsidiaries are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on its books at the November Balance Sheet Date or on the Closing Balance Sheet, as the case may be. Such receivables will be collected in full in accordance with their terms without being subject to any recoupments, set-offs or counterclaims. No accounts have been written off since the November Balance Sheet Date.

                                   ARTICLE VI.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows:

          6.1. ORGANIZATION OF BUYER. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where failure to be so qualified would have a material adverse effect on Buyer.

          6.2. AUTHORIZATION OF TRANSACTION. Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally).

          6.3. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement and any Ancillary Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or By-laws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or by which Buyer or any of its assets are bound, or affected, (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to Buyer or (d) an imposition of any Encumbrance, restriction or charge on the business of Buyer or on any of its assets.

          6.4. CONSENTS AND APPROVALS. Except as set forth on Exhibit H attached hereto, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, or any other person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          6.5. ISSUANCE OF SHARES. Upon the issuance of the Shares as provided herein, the Shares will be duly and validly issued, fully paid and non-assessable. As of the Closing Date, Buyer shall have duly authorized and reserved for issuance a sufficient number of shares of Common Stock for issuance of the shares to be issued upon exercise of the Warrants, and such shares when issued as provided herein will be duly and validly issued, fully paid and non-assessable.

          6.6. NO BROKERS. Neither Buyer nor any affiliate of Buyer has entered into or will enter into any Contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          6.7. FULL DISCLOSURE. Neither Buyer's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 or Buyer's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 or June 30, 1997 (the "Buyer's SEC Documents") contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Buyer has not suffered any material adverse change in its business, operations, assets or financial condition since the date of the financial statements contained in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

          6.8. INVESTMENT REPRESENTATIONS. Buyer is acquiring the Company Stock for its own account for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof. Buyer understands and acknowledges that the Company Stock is not registered under the Securities Act and will not be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or any successor rule under the Securities Act, (iii) pursuant to a no-action letter issued by the SEC to the effect that a proposed transfer of the Shares may be made without registration under the Securities Act or (iv) upon receipt of an opinion of counsel knowledgeable in securities law matters to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws. The Company Stock is being acquired under this Agreement by Buyer in good faith solely for its own account, for investment and not with a view toward resale or distribution within the meaning of the Act; and such Company Stock will not be offered for sale, sold or otherwise transferred without either registration or exemption from registration under the Act. Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of Buyer's investment in the Company Stock; and Buyer understands and is able to bear any economic risks associated with such investment (including the necessity of holding such Company Stock for an indefinite period of time, inasmuch as such Company Stock has not been registered under the Act).

          6.9. FINANCIAL STATEMENTS. The audited financial statements of Buyer as at and for the year ended December 31, 1996 contained in Buyer's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 are complete, are in accordance with the books and records of Buyer and present fairly the assets, liabilities and financial condition, results of operations and cash flows indicated thereby as of December 31, 1996 and for the period covered thereby in conformity with generally accepted accounting principles consistently applied.

          6.10. LITIGATION. There are no Actions pending or, to the knowledge of Buyer threatened or anticipated against or involving Buyer or an Affiliate of Buyer relating to or affecting the transactions contemplated by this Agreement or any Ancillary Agreement.

          6.11. DISCLOSURE. No representation or warranty by Buyer in this
Article VI contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading.


                                  ARTICLE VII.

                          COVENANTS OF SELLER AND BUYER

          Sellers, on the one hand, and Buyer, on the other hand, covenant with each other as follows:

          7.1. MAINTENANCE OF BUSINESS PRIOR TO CLOSING. During the period from the date hereof through the Closing Date, Sellers shall cause the Company and its Subsidiaries (a) to continue to carry on their business in the ordinary course and in accordance with past practice and not to take any action inconsistent therewith or with the consummation of the Closing, (b) to make timely payments of accounts payable and other obligations and liabilities of the Company in accordance with past practice and (c) to use their reasonable best efforts to preserve intact their business organization, keep available the services of their officers and employees and maintain satisfactory relationships with suppliers, clients, agents and others having a business relationship with them.

          7.2. INVESTIGATION BY BUYER; AUDITS. During the period from the date hereof through the Closing Date, Sellers shall cause the Company to allow Buyer at its own expense during regular business hours and upon reasonable notice, through Buyer's employees, agents and Representatives, to make such inspection of the Company's and its Subsidiaries' business, properties, plants, books and records (including Tax Returns, elections and records), and to conduct such examination (including an examination of the work papers of any independent accountant) of the condition (financial or otherwise) of the Company and its Subsidiaries as Buyer, in its sole discretion, deems necessary or advisable to familiarize itself with such business, properties, plants, books, records, condition and other matters and to verify the representations of Seller hereunder. However, no examination or review conducted under this Section 7.2 shall constitute a waiver or relinquishment on the part of Buyer of the right to rely upon the representations and warranties made by the Company or the Sellers herein. Seller shall cause the Company to allow Buyer to have full access to each of the officers, employees, agents, clients and other third parties having business dealings with the Company and its Subsidiaries. Prior to the Closing Date, at Buyer's request, the Company shall provide the Buyer with the opportunity to meet with the clients identified in Schedule 5.26 of the Disclosure Schedule.

          7.3. CONSENTS AND BEST EFFORTS. As soon as practicable, Sellers and Buyer will commence all reasonable action required hereunder to obtain all applicable consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Company Stock by a date early enough to allow the sale hereunder to be consummated by the Closing Date. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its reasonable best efforts to take or cause to be taken all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

          7.4. TAX MATTERS. From and after the date hereof, the Sellers shall not, nor permit the Company to, amend, or agree to any adjustment to, any Tax Returns described in Section 5.20 hereof without the prior written consent of Buyer (such consent not to be unreasonably withheld) if such amendment or adjustment may adversely affect Buyer.

          7.5. CERTAIN PROHIBITED TRANSACTIONS. During the period from the date hereof through the Closing Date, Sellers shall not permit the Company or any Subsidiary to, without the prior written approval of Buyer:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities;

          (c) except as set forth on Exhibit 7.5 attached hereto, or as otherwise permitted herein, pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to capital stock; PROVIDED, HOWEVER, that, subject to
Section 9.2, the Sellers may withdraw cash or cash equivalents to reduce the Minimum Tangible Net Worth to but not less than the amount set forth in Section
9.2 hereof;

          (d) make any change to its Certificate of Incorporation or By-laws;

          (e) mortgage, pledge or otherwise encumber any of its properties or assets or except as set forth on Exhibit 7.5 attached hereto, sell, transfer or otherwise dispose of any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation (including entering into any capitalized leases), except in the ordinary course of business and consistent with past practice;

          (g) except as set forth in the Disclosure Schedule, enter into or terminate any material contract or agreement, or make any material change in any of its Leases and Contracts, other than in the ordinary course of business and consistent with past practice; or

          (h) do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect.

          During the period from the date hereof to the Closing Date, Sellers shall make available such officers and employees whom Buyer may reasonably request to confer on a regular basis as to the business of the Company and report periodically on the general status of the ongoing operations thereof, including by means of the financial reports required by Section 7.8 hereof.

          7.6. NOTIFICATION OF CERTAIN MATTERS. During the period from the date hereof through the Closing Date, Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers' Representative, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of its representations or warranties made in or pursuant to this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Sellers or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party shall use all reasonable efforts to (i) remedy any material failure on its part to comply with any provision hereunder or (ii) to satisfy any condition required to be satisfied by it hereunder.

          7.7. NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC. During the period from the date hereof through the Closing Date, Sellers shall not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of Company Stock or the merger of the Company with, or any direct or indirect disposition of a significant amount of the Company's assets or business to, any person other than Buyer or its affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that Sellers receive an unsolicited offer for such a transaction or obtain information that such an offer is likely to be made, Sellers will provide Buyer with notice thereof immediately after receipt, including the identity of the prospective purchaser or soliciting party.

          7.8. FINANCIAL CERTIFICATIONS. Sellers agree to provide, promptly and from time to time, such certifications regarding the Company's financial information for any period prior to the Closing Date as Buyer or its auditors may reasonably request in connection with any filings or reports Buyer is required to file with the SEC or any other governmental authority, whether as a result of the transactions contemplated hereby, pursuant to the Registration Rights Agreement or as required under Buyer's periodic reporting obligations under the Exchange Act.

          7.9. TANGIBLE NET WORTH. Sellers agree not to withdraw cash or other assets of the Company such that the Tangible Net Worth of the Company on the Closing Date will be less than the Minimum Tangible Net Worth.

          7.10. OPERATION OF THE COMPANY AS A SEPARATE ENTITY. Buyer and Sellers agree that until the third anniversary of the Closing Date, Buyer will operate the Company as a separate business entity so that any fees and commissions generated by the Company may be calculated separately from other fees and commissions earned by Buyer and its subsidiaries; PROVIDED, HOWEVER, that this
Section 7.10 shall not restrict Buyer from commingling cash and from integrating its corporate, accounting and administrative services with the Company. The Company shall retain the name "Fogarty, Klein & Partners" until such time as Buyer determines to change such name with prior consultation of Sellers. Sellers acknowledge that they are not entitled to use the names "Fogarty" or "Klein" in connection with any Competing Business (as such term is defined in the Employment Agreements).

          7.11. BUYER'S DISCLOSURE; STANDSTILL. Each Seller hereby acknowledges receipt of Buyer's SEC Documents. Each Seller further acknowledges that such Seller is aware of the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to insider trading and that if any Seller is privy to material, non-public information regarding Buyer, such Seller cannot trade in Common Stock or other securities of Buyer. Each Seller agrees and undertakes to Buyer that at no time prior to the Closing will such Seller or the Company buy, sell or engage in any transaction (except the Closing under the Agreement) involving any securities issued by Buyer (including any securities convertible into or exchangeable for, or warrants, options or rights to purchase or sell, such securities), or induce any other person to do any of the foregoing.

          7.12. DISTRIBUTIONS. From and after the November Financial Statement Date, except as otherwise provided in this Agreement or as permitted by Buyer, the Sellers shall not cause the Company to pay or distribute any other thing of value to the Sellers, directly or indirectly, except for compensation paid in the ordinary course of business and for contracts performed in the ordinary course of business.

          7.13. NOTIFICATION OF FAILURE OF A CONDITION. If a party (the "Notifying Party") notifies (the "Condition Notice") the other party (the "Notified Party") that the Notifying Party is unable to satisfy a closing condition, the Notified Party shall have 45 days from the receipt of the Condition Notice to (i) elect to waive the closing condition with respect to the facts and circumstances then expected to cause the failure of the condition or
(ii) exercise its right to terminate this Agreement pursuant to Section 10.9.

          7.14. LISTING OF INFORMATION. Buyer and Sellers' acknowledge that certain of Sellers' representations and warranties affirmatively require Sellers to list certain factual information on the Disclosure Schedule. Sellers shall provide to Buyer supplements to the Disclosure Schedule for the specific purpose of listing additional information that relates to the period following the date hereof. No such additional information shall be deemed to serve, in any manner, as an exception to the accuracy of any representation or warranty or to cure a deficiency in the information provided in the Disclosure Schedule as of the date of this Agreement or in any manner affect Buyer's remedies for a breach of representation or warranty or the conditions to Buyer's obligations under this Agreement.


                                  ARTICLE VIII.

                       CONDITIONS TO SELLERS' OBLIGATIONS

          The obligations of Sellers to consummate the transactions provided for hereby are subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date (PROVIDED, HOWEVER, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.1 has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by Buyer on or before the Closing Date shall have been complied with in all material respects, and Sellers shall have received a certificate from Buyer to such effect signed by a duly authorized officer thereof.

          8.2. CONSENTS. All consents, approvals and waivers from Governmental Entities and other parties necessary to permit Seller to transfer the Company Stock to Buyer as contemplated hereby shall have been obtained.

          8.3. NO GOVERNMENTAL PROCEEDINGS OR LITIGATION. No Actions by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage Sellers if the transactions contemplated hereunder are consummated.

          8.4. OPINION OF COUNSEL. Buyer shall have delivered to Sellers' Representative an opinion of Stroock & Stroock & Lavan LLP, counsel to Buyer, dated as of the Closing Date, in form and substance satisfactory to Sellers' Representative, to the effect that:

          (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (b) All corporate action by Buyer required in order to authorize the execution and delivery of this Agreement, and the Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby has been duly and validly taken, and no approval of the stockholders of Buyer is required in connection therewith.

          (c) Each of this Agreement and the Ancillary Agreements (except in the case of the Warrants, only the Initial Warrants) to which Buyer is a party has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) or other customary limitations reasonably satisfactory to Sellers' counsel.

          (d) The Shares have been duly authorized and validly issued and are fully paid and non-assessable and the Underlying Shares, when issued in accordance with their terms and paid for, shall be duly authorized and validly issued and shall be fully paid and nonassessable. (e) No authorization, consent, order, permit or approval of, or filing with, any Governmental Entity, or, to the knowledge of such counsel, any other person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except as set forth in this Agreement or on Exhibit H attached hereto.

          In rendering such opinion, such counsel may rely (i) as to matters governed by the laws of jurisdictions other than states in which such counsel is admitted to practice, upon opinions of local counsel satisfactory to such counsel, and (ii) as to factual matters, upon certificates and assurances of public officials and officers of Buyer.

          8.5. CORPORATE DOCUMENTS. Sellers' Representative shall have received from Buyer resolutions adopted by the Board of Directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

          8.6. REGISTRATION RIGHTS AGREEMENT. Buyer shall have entered into the Registration Rights Agreement.

          8.7. EMPLOYMENT AGREEMENTS. The Company shall have entered into the Employment Agreements with Messrs. Fogarty, Klein and Monroe.

          8.8. CERTIFICATES. Buyer shall have furnished Seller with such certificates of Buyer's officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Seller.


                                   ARTICLE IX.

                        CONDITIONS TO BUYER'S OBLIGATIONS

          The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          9.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and the Sellers contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date (PROVIDED, HOWEVER, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 9.1 has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Company and the Sellers on or before the Closing Date shall have been complied with in all material respects, and Buyer shall have received a certificate from each of the Company and the Sellers to such effect signed by a duly authorized officer thereof.

          9.2. TANGIBLE NET WORTH. The Minimum Tangible Net Worth of the Company at Closing shall be at least $2,500,000.

          9.3. CONSENTS. All consents, approvals and waivers from third parties and Governmental Entities and other parties necessary to permit Seller to transfer the Company Stock to Buyer as contemplated hereby shall have been obtained.

          9.4. NO GOVERNMENTAL PROCEEDINGS OR LITIGATION. No Action by any Governmental Entity shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own the Company Stock after the Closing or to damage Buyer materially if the transactions contemplated hereunder are consummated.

          9.5. EMPLOYMENT AGREEMENTS. Messrs. Fogarty, Klein and Monroe shall have entered into Employment Agreements with Buyer.

          9.6. NONCOMPETITION/NONCONSOLIDATION AGREEMENTS. Messrs. Fogarty, Klein and Monroe shall have entered into Noncompetition/Nonsolicitation Agreements with Buyer.

          9.7. REGISTRATION RIGHTS AGREEMENT. Seller shall have entered into the Registration Rights Agreement.

          9.8. MANAGEMENT AGREEMENT. The Company shall have entered into the Management Agreement.

          9.9. OPINION OF COUNSEL. Seller shall have delivered to Buyer an opinion of Stumpf Falgout Craddock and Massey, counsel to Sellers and to the Company, dated as of the Closing Date, in form and substance satisfactory to Buyer, to the effect that:

          (a) The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets and has all necessary power and authority to enter into each Ancillary Agreement to which it is a party. Neither the Company nor any Subsidiary is qualified to do business as a foreign corporation in any State.

          (b) This Agreement and each Ancillary Agreement to which Sellers are a party has been duly executed and delivered by each Seller and is a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) or other customary limitations reasonably satisfactory to Buyer's counsel.

          (c) The authorized capital stock of the Company consists of 1,000,000 shares of common stock, $1.00 par value per share, of which 110,000 shares are issued and outstanding, and are owned of record and, to such counsel's knowledge, beneficially by Seller, free and clear of all Encumbrances. All such outstanding shares are validly issued and outstanding, fully paid and non-assessable. All of the outstanding shares of the Subsidiaries as set forth on the Disclosure Schedule are owned of record and beneficially by the Company, free and clear of all Encumbrances. To such counsel's knowledge there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company or its Subsidiaries. Immediately upon consummation of the transactions contemplated by this Agreement and registration of the Company Stock in the name of Buyer in the stock records of the Company, Buyer, assuming it shall have purchased the Company Stock for value in good faith and without notice of adverse claim, will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances other than any created by or through Buyer.

          (d) Neither the execution and delivery of this Agreement by Sellers nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (ii) a breach of, or a default under, any term or provision of any Contract or agreement known to counsel to which the Company and Subsidiary or any of the Sellers is a party or by which the Company or any Subsidiary or any Seller or any of their respective assets is bound or affected, (iii) a violation by the Company or any Subsidiary or any Seller of any judgment, decree, injunction, writ or order applicable to the Company or any Subsidiary or any of the Sellers or (iv) an imposition of any Encumbrance, restriction or charge on the business of the Company and Subsidiary or on any of their respective assets.

          (e) No authorization, consent, order, permit or approval of, or filing with, any Governmental Entity, or, to the knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated hereby except as set forth in the Disclosure Schedule which have not been obtained.

          (f) Except as set forth in the Disclosure Schedule, to the knowledge of such counsel, no Action is pending or overtly threatened in writing against the Company, any Subsidiary, their respective property or business, on the one hand, or against the Sellers, on the other hand, or with respect to the transactions contemplated by this Agreement.

          (g) To such counsel's knowledge, the execution, delivery and performance of this Agreement by Sellers will not violate or result in a failure to comply in any material respect with any statute, law, ordinance, regulation, rule or order of any federal, state or local government or any other Governmental Entity, or any judgment, decree or order of any court, applicable to the business or operations of the Company and its Subsidiaries.

          (h) The documents to be delivered by Sellers on the Closing Date to effect the transfer and assignment to Buyer of all right, title and interest to the Company Stock are effective to do so.

          In rendering such opinion, such counsel may rely (i) as to matters governed by the laws of jurisdictions other than states in which such counsel is admitted to practice, upon opinions of local counsel satisfactory to such counsel, and (ii) as to factual matters, upon certificates and assurances of public officials and officers of the Company.

          9.10. CERTIFICATES. Sellers shall have furnished Buyer with such certificates of the Company's officers and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Buyer.

          9.11. MATERIAL CHANGES. Except as set forth on the Disclosure Schedule or as permitted hereby, since the November Balance Sheet Date, there shall not have been any material adverse change in the condition (financial or otherwise), assets, liabilities, reserves, business, properties, operations, technology, employee relations, or customer, supplier or distributor relations of the Company and its Subsidiaries, taken as a whole. For the purposes of this Section 9.10, a "material adverse change" shall include, without limitation, any development or discovery of any material contingent or other liability not in the Disclosure Schedule, which might materially adversely affect the business, properties, assets, operations, technology, or relations with customers, suppliers, distributors or employees of the Company and its Subsidiaries, taken as a whole.

          9.12. FINANCING Buyer shall have obtained, on such terms as are reasonably acceptable to Buyer, bank financing in an amount not less than $9,000,000.

          9.13. EXISTING AGREEMENTS. All agreements between the Company and any Seller, including the Stock Purchase Agreement among the Sellers and the Company dated December 27, 1991, as amended, and any employment agreements shall be terminated.

          9.14. EVIDENCE OF REORGANIZATION. . Seller shall have delivered to Buyer the documents relating to the contribution of the stock of Fogarty & Klein Yellow Pages, Inc. and the transfer of the assets of Fogarty & Klein Leasing, Inc. and Fogarty & Klein Public Relations, Inc. to the Company, which documents shall be in form and substance satisfactory to counsel to Buyer.


                                   ARTICLE X.

                          ACTIONS BY SELLERS AND BUYER
                                AFTER THE CLOSING

          10.1. BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. Sellers may require certain financial information relating to the Company for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax Returns and other governmental reports, and Buyer agrees to furnish such information to Seller's Representative at Sellers' request and expense.

          10.2. SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties contained herein or in any certification or instrument delivered pursuant to this Agreement or the transactions contemplated hereby shall survive the execution and delivery hereof, the consummation of the transactions contemplated hereby and any investigation or audit made by any party hereto until December 31, 1999; PROVIDED, HOWEVER, that the representations and warranties contained in Article IV and Sections 5.4, 5.5, 5.12, 5.14, 5.16, 5.18, 5.20, 5.27 and 5.34 hereof shall survive until the expiration of the applicable statutes of limitations with respect to the matters contained therein. Notwithstanding anything in the Agreement to the contrary, any Damages as to which a notice of claim has been given in writing prior to the expiration of the applicable period set forth above in this Section 10.2 shall survive until payment or final resolution of such claim. All statements contained in the Disclosure Schedule or in any certificate delivered pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of Seller or Buyer contained herein.

          10.3. BOARD OF DIRECTORS. The By-laws of Buyer shall be amended to set the size of the Board of Directors at seven (7) and, at the first annual meeting of shareholders following the Closing Date, Buyer shall have nominated a director designated by the Sellers' Representative to the Board.

          10.4. INDEMNIFICATION.

          (a) Subject to the provisions of Sections 10.2 and 10.4(f), from and after the Closing Date, each of the Majority Shareholders, jointly and severally, hereby covenants and agrees to indemnify, defend and hold harmless the Buyer, its affiliates and representatives, and the Company, from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by any Seller in or pursuant to this Agreement, the Disclosure Schedule or the Ancillary Agreements; (ii) any breach, non-compliance or nonfulfillment by any Seller of any covenant, agreement or undertaking to be complied with or performed by them contained in or pursuant to this Agreement, or (iii) any claim made by any person relating to or arising from the conduct of the Company's business at any time prior to the Closing Date (including, without limitation, breach of contract claims, indemnity or guaranty claims, malicious or intentional misconduct, negligence, fraud, personal injury, property damage, ERISA matters and workers' compensation claims arising from events occurring prior to the Closing Date) that is not adequately accrued in the Closing Balance Sheet whether or not disclosed on the Disclosure Schedule, provided, however, that in no event shall Thomas F. Monroe be liable for more than 10% of the aggregate amount of such Damages. Each Majority Shareholder acknowledges that Buyer has entered into this Agreement in reliance upon, among other things, the indemnification provisions contained in this Section 10.4(a), including, without limitation, those contained in clause (iii) above, and the Majority Shareholders agree that such provisions constitute reasonable and necessary protection for Buyer in the context of the transactions provided for herein.

          (b) The Majority Shareholders shall be responsible for, and shall, jointly and severally, indemnify, defend and hold harmless Buyer and the Company against the following Taxes (except taxes specifically reserved for on the Closing Balance Sheet) and against any loss, damages, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company with respect to Taxable periods of the Company ending on or before the Closing Date; (ii) Taxes imposed on the Company with respect to Taxable Periods beginning before the Closing Date and ending after the Closing Date to the extent attributable to the income, assets, operations or reporting requirements of the Company prior to the Closing Date (including, without limitation, all Taxes referred to in the Disclosure Schedule as possible of assessment for taxable periods prior to the Closing Date); and (iii) Taxes imposed on Buyer or the Company as a result of any breach of warranty or misrepresentation under Section 5.20. If a Tax audit is commenced or any Tax is claimed for any period of the Company prior to the Closing Date, such Tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of
Section 10.4(d) hereof; PROVIDED, that the Majority Shareholders, jointly and severally, shall be solely responsible for all liabilities and expenses arising therefrom (including, without limitation, Taxes, interest and penalties).

          (c) Buyer shall indemnify and save and hold harmless the Majority Shareholders from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach, non-compliance or nonfulfillment by Buyer of any covenant, agreement or undertaking to be complied with or performed by Buyer contained in or pursuant to this Agreement; (iii) any liability or obligation of the Company appearing on the Closing Balance Sheet or incurred by the Company after the Closing Date or any claim made by any person relating to or arising from the conduct of the Company's business after the Closing Date; or (iv) Taxes imposed on the Company with respect to Taxable periods of the Company beginning on the Closing Date.

          (d) Defense of Claims. If a claim for Damages is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.4. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen days after the service of the citation or summons); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not enter into a settlement arrangement in any lawsuit or action that the indemnifying party has taken control of the defense of without the written consent of the indemnified party, which consent shall not be unreasonably withheld. If a tax audit is commenced or any tax is claimed for any period of the Company prior to the Closing Date, such tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of this Section 10.4(d); provided, however, that the Majority Shareholders shall be solely responsible for all liabilities and expenses arising therefrom, including, without limitation, taxes, interest and penalties, except to the extent of any reserves in respect of such taxes shown on the Closing Balance Sheet.

          (e) Brokers and Finders. Pursuant to the provisions of this Section 10.4, each of Buyer and the Majority Shareholders shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

          (f) Indemnification Threshold. Notwithstanding any of the provisions of this Section 10.4, Buyer agrees not to make claims for money Damages hereunder unless and until the aggregate of such claims exceeds $50,000 (the "Indemnification Threshold"); provided, however, that (i) subject to the provisions set forth below, the aggregate amount payable to Buyer or Sellers hereunder with respect to Damages shall not exceed the sum of the cash portion of the Purchase Price and the cash portion of the Additional Purchase Price,
(ii) the Indemnification Threshold shall not be applicable to claims by Buyer for Damages arising from a breach by any Majority Shareholder of any provisions of Article II, Article IV, Sections 5.4, 5.5, 5.12, 5.14, 5.16, 5.18, 5.20, 5.27
and 5.34 and any claim arising from a breach of any provisions of any such Section shall not be taken into account for purposes of determining when the Indemnification Threshold has been met and (iii) once the Indemnification Threshold has been met with respect to money Damages as to which the Indemnification Threshold is applicable, Buyer shall be entitled to the full dollar amount of such Damages. Notwithstanding any of the provisions of this
Section 10.4, the Majority Shareholders agree not to make claims for money Damages hereunder unless and until the aggregate of such claims exceeds the Indemnification Threshold; provided, however, that (i) the aggregate amount payable to the Sellers hereunder with respect to Damages shall not exceed the sum of the cash portion of the Purchase Price and the cash portion of the Additional Purchase Price, (ii) the Indemnification Threshold shall not be applicable to claims by the Majority Shareholders for Damages arising from a breach by Buyer of any provisions of Article II and Sections 6.5 and 6.6 and any claim arising from a breach of any provisions of any such Article or Section shall not be taken into account for purposes of determining when the Indemnification Threshold has been met and (iii) once the Indemnification Threshold has been met with respect to money Damages as to which the Indemnification Threshold is applicable, the Majority Shareholders shall be entitled to the full dollar amount of such Damages. Notwithstanding contrary provisions of Section 10.4(f)(i), should Buyer default in the payment of any part of the Additional Purchase Price, the aggregate amount payable to Buyer hereunder with respect to Damages shall not exceed the cash portion of the amount of the Purchase Price and the Additional Purchase Price actually paid to Sellers, provided, however, that if Buyer has not paid such Additional Purchase Price pursuant to a claim under Section 10.5 hereof, such limit shall not be imposed until and unless any dispute has been resolved pursuant to Section 11.1 hereof in favor of Sellers.

          10.5. OFFSET. Any claim arising pursuant to this Article X or otherwise pursuant to this Agreement shall be offset, at Buyer's election, from the Additional Purchase Price.

          10.6. FURTHER ACTIONS. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 10.4). The Sellers acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

          10.7. TRANSITION. None of the Sellers will take any action that is designed or intended or would reasonably be expected to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

          10.8. CONFIDENTIALITY. The Sellers covenant and agree that they and their Representatives will hold in strict confidence all documents and information concerning Buyer obtained pursuant to Article VII hereof (except to the extent that such documents or information are a matter of public record or require disclosure in any of the public information or any applications required to be filed with any governmental or regulatory agency to obtain the approvals and consents required to effect the transactions contemplated hereby) and will not trade in the Common Stock on the basis of the contents of such documents or such information until such documents or such information is publicly disseminated and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to Buyer.

          Each Seller agrees to maintain in confidence, and not to disclose, and to cause its affiliates to maintain and not disclose, directly or indirectly, to any third party or use for any purpose (except in furtherance of the business of the Company during the period prior to the Closing Date), any Confidential Information, except to the extent such information becomes publicly known other than by breach by any Seller of this Agreement. For purposes of this Agreement, "Confidential Information" shall mean any ideas, methods, trade secrets, customer information or business plans or any other confidential or proprietary information of the Company or Buyer or any of their respective affiliates. Without limiting the generality of the foregoing, Confidential Information shall include: (a) customer and prospective customer lists and details of agreements and arrangements with customers; (b) marketing, financial and other business information and plans; (c) research and development; (d) computer programs; (e) sources of supply; (f) identities of consultants and contractors; (g) purchasing, operating and other cost data; (h) special customer needs, costs and pricing data; and (i) employee information. Confidential Information shall also include information recorded in manuals, memoranda, projections, minutes, plans, drawings, designs, formula books, specifications, computer programs and records, whether or not legended or otherwise identified as Confidential Information.

          Each Seller acknowledges that a breach of any of the covenants contained in this Section 10.8 may cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each Seller agrees that if they breach the covenants contained in this Section 10.8, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief.

          10.9. TERMINATION. This Agreement may, by written notice, be terminated at any time prior to the Closing Date:

          (a) by mutual consent of Sellers and Buyer;

          (b) by either Sellers or Buyer, at any time after December 31, 1997 upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the reason for the Closing's failure to occur;

          (c) by Sellers, if any of the conditions specified in Article VIII hereof has not been met or waived by Sellers on or prior to the Closing Date or at such time as such condition can no longer be satisfied; or

          (d) by Buyer, if any of the conditions specified in Article IX hereof has not been met or waived by Buyer on or prior to the Closing Date or at such time as such condition can no longer be satisfied.

          In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 10.9, except as otherwise specifically provided herein, no party hereto (or any of its directors, officers, employees or other Representatives) shall have any liability or further obligation to any other party to this Agreement, except (i) for the Liability of a party for expenses pursuant to Section 12.6 hereof and
(ii) that nothing herein will relieve any party from Liability for any willful breach of any representation, warranty, agreement or covenant in this Agreement.


                                   ARTICLE XI.

                         RESOLUTION OF CERTAIN DISPUTES

          11.1. ARBITRATION PROCEDURE. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association ("AAA") (or any like organization successor thereto) in New York, New York. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the AAA, and the arbitrator or arbitrators in any such arbitration (an "Arbitration") shall be persons who are expert in the subject matter of the dispute. Both the foregoing agreement of the parties to arbitrate any and all claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Subject to the second preceding sentence, the provisions of this Article XI shall not be deemed to limit the availability to Sellers or Buyer of any other legal remedies for breach of the other party's contractual obligations. In no event shall Sellers have the right to require arbitration under this Article XI of a determination of Tangible Net Worth as of the Closing Date, which determination shall be made in accordance with Section 3.6 or the matters set forth in Section 2.6.

          Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted before a panel of arbitrators selected in accordance with the rules of the AAA. Each party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such Arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten
(10) days following completion of the Arbitration.

          Any and all legal proceedings to enforce this Agreement (including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby) shall be governed by New York law.


                                  ARTICLE XII.

                                  MISCELLANEOUS

          12.1. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party; except that Buyer may, without such consent, assign all such rights and such obligations to a subsidiary of Buyer or to a successor to the business of Buyer which shall assume all obligations and liabilities hereunder, but without releasing Buyer with respect to any such obligations or liabilities except with the prior written consent of Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and in the case of Sellers, their heirs, beneficiaries and personal representatives, and no other person shall have any right, benefit or obligation hereunder.

          12.2. NOTICES; TRANSFER OF FUNDS. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope, (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

          If to Sellers, addressed to:

                           Mr. Richard Klein, as Seller's Representative c/o Fogarty, Klein & Partners
                           7155 Old Katy Road, Suite 100
                           Houston, Texas  77024
                           Facsimile:  (713) 869-6566

                  With a copy to:

                           Stumpf Falgout Craddock & Massey
                           1400 Post Oak Boulevard, Suite 400
                           Houston, Texas  77056
                           Attention:  Lawrence J. Fontana, Esq.
                           Facsimile:  (713) 871-0408

                  If to Buyer, addressed to:

                           Lois/USA Inc.
                           40 West 57th Street
                           New York, New York 10019
                           Attention:  Theodore Veru
                           Facsimile:  (212) 373-4783

                  With a copy to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Attention:  Hillel M. Bennett, Esq.
                           Facsimile:  (212) 806-6006

          Payments to be made to Sellers hereunder shall be made by wire transferred funds to be delivered to such account or place as Sellers may designate by written notice as provided herein; provided, however, that certificates evidencing any Shares issued to Seller shall be delivered to Sellers' counsel named above.

          12.3. GOVERNING LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law) except with respect to matters of law concerning the internal corporate affairs of Buyer, and as to those matters the law of the jurisdiction under which Buyer derives its powers shall govern.

          12.4. ENTIRE AGREEMENT; MODIFICATIONS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.6. EXPENSES. Except as otherwise specified herein, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

          12.7. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.8. TITLES. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.9. PUBLICITY. Neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other party, except, if after discussion between the parties or their counsel, in the opinion of any party's counsel, such party is required under any applicable law or regulation to make a public statement or announcement, such party shall be permitted to issue the legally required statement or announcement.

          12.10. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                          LOIS/USA INC.


                                          By:/s/ Robert K. Stewart
                                             Name:  Robert K. Stewart
                                             Title: EVP/CFO

                                          SELLERS:

                                          /s/ William H. Fogarty
                                              William H. Fogarty

                                          /s/ Richard E. Klein
                                              Richard E. Klein

                                          /s/ Thomas F. Monroe
                                              Thomas F. Monroe

                                          /s/ Roger Beckstead
                                              Roger Beckstead

                                          /s/ William P. Penczak
                                              William P. Penczak

                                          /s/ Larry Kelley
                                              Larry Kelley

                        [EXHIBITS INTENTIONALLY OMITTED]